Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of John Hancock Funds II:

In planning and performing our audits of the financial statements of the funds identified in Appendix A (the “Funds”), each a series of John Hancock Funds II, as of and for the year ended August 31, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of August 31, 2014.

This report is intended solely for the information and use of management and the Board of Trustees of John Hancock Funds II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 22, 2014

Appendix A

John Hancock Funds II as of August 31, 2014

John Hancock Fund II Active Bond Fund

John Hancock Fund II All Cap Core Fund

John Hancock Fund II Alpha Opportunities Fund

John Hancock Fund II Blue Chip Growth Fund

John Hancock Fund II Capital Appreciation Fund

John Hancock Fund II Capital Appreciation Value

John Hancock Fund II Core Bond Fund

John Hancock Fund II Equity Income Fund

John Hancock Fund II Floating Rate Income Fund

John Hancock Fund II Fundamental Global Franchise

John Hancock Fund II Global Bond Fund

John Hancock Fund II Global Equity Fund

John Hancock Fund II Global Real Estate Fund

John Hancock Fund II Health Sciences Fund

John Hancock Fund II High Yield Fund

John Hancock Fund II International Growth Opportunities

John Hancock Fund II International Growth Stock

John Hancock Fund II International Small Cap Fund

John Hancock Fund II International Value Fund

John Hancock Fund II Investment Quality Bond Fund

John Hancock Fund II Lifestyle II Aggressive

John Hancock Fund II Lifestyle II Balanced

John Hancock Fund II Lifestyle II Conservative

John Hancock Fund II Lifestyle II Growth

John Hancock Fund II Lifestyle II Moderate

John Hancock Fund II Asia Total Return Fund

John Hancock Fund II Science and Technology Fund

John Hancock Fund II Mid Cap Stock Fund

John Hancock Fund II Mid Value Fund

John Hancock Fund II Real Estate Equity Fund

John Hancock Fund II Real Estate Securities Fund

John Hancock Fund II Real Return Bond Fund

John Hancock Fund II Short Term Government Income Fund

John Hancock Fund II Small Cap Growth Fund

John Hancock Fund II Small Cap Opportunities Fund

John Hancock Fund II Small Company Growth Fund

John Hancock Fund II Small Company Value Fund

John Hancock Fund II Spectrum Income Fund

John Hancock Fund II Strategic Equity Allocation

John Hancock Fund II Total Return Fund

John Hancock Fund II U.S. High Yield Bond Fund

John Hancock Fund II Value Fund